EXHIBIT 99
                                                              sea containers ltd

                                                                    news release

                                                   Contact:    William W. Galvin
                                                               203 / 618-9800


SEA CONTAINERS ANNOUNCES EXPIRATION OF EXCHANGE OFFER FOR 9-1/2% AND 10-1/2% SENIOR NOTES

HAMILTON,  Bermuda, June 30 /PRNewswire-FirstCall/ -- Sea Containers Ltd. (NYSE:
SCRA and SCRB, http://www.seacontainers.com), marine container lessor, passenger and freight transport operator, and leisure industry investor, today announced the expiration of the exchange offer for its outstanding 9-1/2% Senior Notes due 2003 and 10-1/2% Senior Notes due 2003. The exchange offer expired Friday, June 27, 2003 at 5:00 p.m., New York City time.

Based on the information provided by the exchange agent for the exchange offer, approximately $22.5 million aggregate principal amount of the Notes has been tendered for exchange.

The exchange offer is expected to close on Wednesday, July 2, 2003 and, upon the closing, Sea Containers will cancel the Notes accepted for exchange and will issue an equal aggregate principal amount of 13% Senior Notes due 2006. The 13% Senior Notes will be listed on the New York Stock Exchange (CUSIP No. 811371 AL
7).

The exchange offer for Sea Containers' 12-1/2% Senior Subordinated Debentures due 2004, which commenced on May 28, 2003, remains open and is scheduled to expire on July 9, 2003. Holders of the debentures may obtain exchange offer materials by contacting Georgeson Shareholder Communications Inc., the information agent for that exchange offer, 17 State Street, New York, New York 10004. Banks and brokers call 1-212-440-9800; U.S. holders call toll free 1-866-324-5897; and foreign holders call collect +44-207-335-8700.


                                     -ENDS-



 Sea Containers Ltd., 41 Cedar Avenue, P.O. Box HM 1179, Hamilton, Bermuda HMEX


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